Exhibit 99.2

Independent Auditors’ Report

The Members of ExL Petroleum Management, LLC

Midland, Texas

We have audited the accompanying combined statement of revenues and direct operating expenses of oil and gas property interests to be acquired by Carrizo Oil & Gas, Inc. (the “Statement”) for the year ended December 31, 2016, and the related notes to the Statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of Statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly in all material respects, the revenues and direct operating expenses of oil and gas property interests to be acquired by Carrizo Oil & Gas, Inc. for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1, the accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the operations of the properties. Our opinion is not modified with respect to this matter.

/s/ JOHNSON, MILLER & CO., CPA’s PC

Midland, Texas

June 28, 2017

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF

OIL AND GAS PROPERTY INTERESTS TO BE ACQUIRED BY

CARRIZO OIL & GAS, INC.

(In thousands)

	Three Months Ended March 31, 2017	Year Ended December 31, 2016
	(Unaudited)
Revenues	$9,839	11,319
Direct operating expenses	(2,252)	(2,715)

Revenues in excess of direct operating expenses	$7,587	8,604

The accompanying notes are an integral part of the statement.

NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF

OIL AND GAS PROPERTY INTERESTS TO BE ACQUIRED BY

CARRIZO OIL & GAS, INC.

1. BASIS OF PRESENTATION

On June 28, 2017, Carrizo Oil & Gas, Inc., Carrizo (Permian) LLC, a subsidiary of Carrizo Oil & Gas, Inc. (“Carrizo”), ExL Petroleum Management, LLC and ExL Petroleum Operating Inc. (together with ExL Petroleum Management, LLC, “ExL”) entered into a Purchase and Sale Agreement (“PSA”), providing for Carrizo’s purchase of approximately 16,488 net acres located in the Delaware Basin in Reeves and Ward Counties, Texas (the “Properties”) (the “Delaware Basin Transaction”). The Delaware Basin Transaction will have an effective date of May 1, 2017, with an agreed upon purchase price of approximately $648 million, subject to certain post-closing adjustments.

The accompanying combined statements of revenues and direct operating expenses of the oil and gas property interests to be acquired by Carrizo Oil & Gas, Inc. (the “Statements”) represent 80% of ExL’s revenues from the sale of crude oil, natural gas liquids and natural gas production and direct operating expenses associated with the Properties to be acquired by Carrizo for the year ended December 31, 2016 and for the three months ended March 31, 2017. There were no revenues or direct operating expenses during the year ended December 31, 2015 and during the three months ended March 31, 2016. The Statements are presented on the accrual basis of accounting. For the periods presented, the Properties were not accounted for or operated as a separate division or entity by ExL, therefore, certain expenses such as depreciation, depletion and amortization, general and administrative, interest and income taxes were not allocated to the Properties. Accordingly, complete separate financial statements reflecting the financial position, results of operations and cash flows of the Properties prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) are not presented because the information necessary to prepare such statements are neither readily available nor practicable to obtain in these circumstances. Accordingly, the accompanying Statements are presented in lieu of the GAAP financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X. As such, the accompanying statements are not intended to be a complete presentation of the revenues and expenses of the Properties and are not indicative of the results of the operation of the Properties going forward.

Revenue Recognition

Crude oil, natural gas liquids and natural gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, delivery has occurred, title has transferred and collectability is reasonably assured. Crude oil, natural gas liquids and natural gas revenues are recognized based on the sales method of accounting whereby revenues from the production of natural gas from properties are recognized for production sold to purchasers, regardless of whether the sales are proportionate to the ownership interest in the property. Sales volumes are not significantly different from the ownership interest share of production. Crude oil, natural gas liquids and natural gas revenues are reported net of royalties and the revenue interests of third parties.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include (a) lease operating expenses which consist of salt water disposal, direct labor, contract services, equipment rental, and other direct operating expenses (b) production taxes and (c) ad valorem taxes.

NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF

OIL AND GAS PROPERTY INTERESTS TO BE ACQUIRED BY

CARRIZO OIL & GAS, INC.—Continued

Use of Estimates

The preparation of these Statements requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. Estimated amounts will differ from actual results.

Subsequent Events

Management evaluated subsequent events through June 28, 2017, which was the date the Statements were issued.

2. COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the PSA, certain liabilities arising in connection with ownership of the Properties prior to the effective date are retained by ExL. Management is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

3. SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

The following tables summarize the net ownership interest in the estimated proved crude oil, natural gas liquids and natural gas reserves, the standardized measure and changes in the standardized measure of discounted future net cash flows related to the proved reserves of the Properties to be acquired by Carrizo. The standardized measure and changes in the standardized measure presented herein exclude income taxes as the tax basis of the Properties is not applicable on a going forward basis. The proved crude oil, natural gas liquids and natural gas reserve estimates and other components of the standardized measure as of December 31, 2016 presented in the tables below were prepared by ExL’s reserve engineers, in accordance with the authoritative guidance of the Financial Accounting Standards Board and the SEC.

Proved Oil and Gas Reserve Quantities

Proved reserves are generally those quantities of crude oil, natural gas liquids and natural gas which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible in future years from known reservoirs under existing economic conditions, operating methods, and government regulations. Proved developed reserves include proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well. Proved undeveloped reserves are generally proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF

OIL AND GAS PROPERTY INTERESTS TO BE ACQUIRED BY

CARRIZO OIL & GAS, INC.—Continued

Net proved crude oil, natural gas liquids and natural gas reserves and changes in net proved crude oil, natural gas liquids and natural gas reserves attributable to the Properties to be acquired by Carrizo, all of which are located in the state of Texas, as of and for the year ended December 31, 2016, are summarized below:

	Crude Oil (MBbls)	Natural Gas Liquids (MBbls)	Natural Gas (MMcf)	Total (MBoe)
Proved Reserves:
January 1, 2016(a)	—	—	—	—
Extensions and discoveries	12,260	7,121	77,843	32,355
Revisions of previous estimates	—	—	—	—
Production	(154)	(75)	(1,069)	(407)

December 31, 2016	12,106	7,046	76,774	31,948

Proved Developed Reserves
December 31, 2016	1,602	1,236	13,478	5,084

Proved Undeveloped Reserves
December 31, 2016	10,504	5,810	63,296	26,864

(a)	There were no crude oil, natural gas liquids and natural gas reserve estimates prepared prior to January 1, 2016.

Standardized Measure

The standardized measure of discounted future net cash flows, excluding income taxes, related to the proved crude oil, natural gas liquids and natural gas reserves of the Properties to be acquired by Carrizo as of December 31, 2016 is as follows:

(In thousands)
Future cash inflows	$740,680
Future production costs	(126,932)
Future development costs	(169,892)

Future net cash flows	443,856
Less 10% annual discount to reflect timing of cash flows	(299,046)

Standard measure of discounted future net cash flows	$144,810

Reserve estimates and future cash flows are based on the average realized prices for sales of crude oil, natural gas liquids and natural gas on the first calendar day of each month (“FOM”) during the year. For the year ended December 31, 2016, the average realized FOM price used was $39.36 per barrel for crude oil, $16.88 per barrel for natural gas liquids, and $1.89 per mcf of natural gas. Future operating expenses and development costs are computed by estimating the expenditures to be incurred in developing and producing the proved crude oil, natural gas liquids and natural gas reserves at the end of the period, based on period end costs and assuming continuation of existing economic conditions. As mentioned above, the standardized measure presented herein excludes the effects of income taxes as the tax basis for the Properties is not applicable on a going forward basis. A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of

NOTES TO COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF

OIL AND GAS PROPERTY INTERESTS TO BE ACQUIRED BY

CARRIZO OIL & GAS, INC.—Continued

discounted future net cash flows is not intended to represent the replacement cost or fair value of the Properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in crude oil, natural gas liquids and natural gas reserve estimates.

Changes in Standardized Measure

Changes in the standardized measure of discounted future net cash flows, excluding income taxes, related to the proved crude oil, natural gas liquids and natural gas reserves of the Properties to be acquired by Carrizo for the year ended December 31, 2016 are as follows:

(In thousands)
Standardized measure—beginning of period(a)	$—
Revisions to reserves proved in prior periods:
Net change in sales prices and production costs related to future production	—
Net change in estimated future development costs
Net change due to revisions in quantity estimates	—
Accretion of discount	—
Changes in production rates (timing) and other	—

Total revisions to reserves proved in prior periods	—
Discoveries, net of estimated future development and production costs	153,414
Sales of crude oil, natural gas liquids and natural gas produced, net of production costs	(8,604)
Previously estimated development costs incurred	—
Net change in standardized measure of discounted future net cash flows	—

Standardized measure—end of period	$144,810

(a)	There were no crude oil, natural gas liquids and natural gas reserve estimates prepared prior to January 1, 2016.